Exhibit 10.7

YETI COOLERS, LLC

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is made and entered into effective as of June 1, 2018 (the “Commencement Date”) by and between YETI Coolers, LLC, a Delaware limited liability company (“YETI”), and Richard J. Shields (the “Consultant”).  YETI desires to retain Consultant as an independent contractor as of the Commencement Date to perform consulting services for YETI on the terms and conditions set forth herein (the “Consultancy”).  In consideration of the mutual promises contained herein, the parties agree as follows:

1.              SERVICES AND COMPENSATION

(a)         Consultant agrees to perform for YETI the services (“Services”) described in Exhibit A attached hereto.

(b)         YETI agrees to pay Consultant the compensation set forth in Exhibit A for the future performance of the Services and for the agreements made by Consultant herein.

2.              CONFIDENTIALITY

(a)         Definition. “Confidential Information” means any YETI proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customers/dealers, customer/dealer lists, markets, developments, inventions, processes, formulas, technology, designs, drawings, engineering, marketing, finances or other business information disclosed by YETI both before and after the Commencement Date, either directly or indirectly, in writing, orally or by drawings or inspection of parts or equipment.  For the avoidance of doubt, all Work Product is the Confidential Information of YETI.

(b)         Non-Use and Non-Disclosure.  Consultant will not, during or subsequent to the term of this Agreement, use YETI’s Confidential Information for any purpose whatsoever other than the performance of the Services on behalf of YETI or disclose YETI’s Confidential Information to any third party.  It is understood that said Confidential Information shall remain the sole property of YETI.  Consultant further agrees to take all reasonable precautions to prevent any unauthorized disclosure of such Confidential Information including, but not limited to, having each employee of Consultant, if any, with access to any Confidential Information, execute a nondisclosure agreement containing provisions in YETI’s favor identical to Section 2 of this Agreement.  Confidential Information does not include information which: (i) is known to Consultant at the time of disclosure to Consultant by YETI as evidenced by written records of Consultant; (ii) has become publicly known and made generally available through no wrongful act of Consultant; or (iii) has been rightfully received by Consultant from a third party who is authorized to make such disclosure.  Without YETI’s prior written approval, Consultant will not directly or indirectly disclose to anyone the existence of this Agreement or the fact that Consultant has this arrangement with YETI.

(c)          Third Party Confidential Information.  Consultant recognizes that YETI has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on YETI’s part to maintain the confidentiality of such information and to use it only for certain limited purposes.  Consultant agrees that Consultant owes YETI and such third parties, during the term of this

CONFIDENTIAL

Agreement and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Services for YETI consistent with YETI’s agreement with such third party.

(d)         Other Consultant Confidential Information.  Consultant agrees that Consultant will not, during the term of this Agreement, improperly use or disclose any proprietary information or trade secrets of any third party with which Consultant has an agreement or duty to keep in confidence information acquired by Consultant, if any, and that Consultant will not bring onto the premises of YETI any unpublished document or proprietary information belonging to such party unless consented to in writing by such party.  Consultant will indemnify YETI and hold it harmless from and against all claims, liabilities, damages and expenses, including reasonable attorneys fees and costs of suit, arising out of or in connection with any alleged or actual violation or misappropriation of a third party’s rights resulting in whole or in part from YETI’s use of the work product of Consultant under this Agreement.

(e)          Return of Materials.  Upon the termination of this Agreement, or upon YETI’s earlier request, Consultant will deliver to YETI all of YETI’s property or Confidential Information that Consultant may have in Consultant’s possession or control.

3.              OWNERSHIP

(a)         Assignment.  Consultant agrees that all copyrightable material, notes, records, works of authorship, drawings, designs, inventions (whether or not patentable), improvements, developments, discoveries, know-how, ideas, information and trade secrets (collectively, “Work Product”) conceived, discovered, developed or reduced to practice by Consultant, solely or in collaboration with others, from the Commencement Date through the term of this Agreement which relate in any manner to the business of YETI that Consultant may be directed to undertake in performing the Services hereunder are the sole property of YETI.  Consultant further agrees to assign (or cause to be assigned) and does hereby assign fully to YETI all Work Product and all copyrights, patents, patent rights, trade secret rights and all other intellectual property rights of any sort throughout the world relating thereto.  Consultant hereby waives any and all moral rights.

(b)         Further Assurances.  Consultant agrees to assist YETI, or its designee, at YETI’s expense, in every proper way to secure YETI’s rights in the Work Product and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to YETI of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which YETI shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to YETI, its successors, assigns and nominees the sole and exclusive right, title and interest in and to such Work Product, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto.  Consultant further agrees that Consultant’s obligation to execute or cause to be executed, when it is in Consultant’s power to do so, any such instrument or papers shall continue after the termination of this Agreement.

(c)                                  Pre-Existing Materials.  Consultant agrees that if in the course of performing the Services, Consultant incorporates into any Work Product developed hereunder any invention, improvement, development, concept, discovery or other proprietary information owned by Consultant or in which Consultant has an interest, (i) Consultant shall inform YETI, in writing before incorporating such invention, improvement, development, concept, discovery or other proprietary information into any Work Product, and (ii) YETI is hereby granted and shall have a nonexclusive, royalty-free, perpetual, irrevocable, worldwide license to use, perform, display, make, reproduce, make derivative works, import, sell, offer for sale, license, distribute, and otherwise dispose of such invention, improvement, development, concept, discovery or other proprietary information as part of or in connection with such Work Product, with the right to license such rights to others.  Consultant shall not incorporate any invention, improvement, development, concept, discovery or other proprietary information owned by any third party into any Work Product without YETI’s prior written permission.

(d)                                 Attorney in Fact.  Consultant agrees that if YETI is unable because of Consultant’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Consultant’s signature to apply for or to pursue any application for any United States or foreign patents or mask work or copyright registrations covering the Work Product assigned to YETI above, then Consultant hereby irrevocably designates and appoints YETI and its duly authorized officers and agents as Consultant’s agent and attorney in fact, to act for and in Consultant’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright and mask work registrations thereon with the same legal force and effect as if executed by Consultant.

4.              WARRANTIES

(a)         Consultant Warranty.  Consultant shall perform the obligations described herein in a good and workmanlike manner with due diligence and in full compliance with the terms and conditions of this Agreement and all mutually agreed to specifications, statements of work, and acceptance criteria.  Consultant, at its expense, shall use reasonable efforts to correct any Services or Work Product performed by or delivered by Consultant that do not conform to the foregoing warranty.

(b)         Further Warranties. Consultant further warrants that: (i) the Work Product is or will be original to Consultant; (ii) Consultant has not previously granted and will not grant any rights in the Work Product to any third party that are inconsistent with the rights granted to YETI herein; (iii) each of Consultant’s employees, consultants, contractors, partners, or agents who has been or will be involved in the performance of the Services has or will have signed an agreement with Consultant conveying all proprietary and intellectual property rights in or relating to the Work Product to Consultant and agreeing to maintain in confidence all trade secrets and non-Consultant proprietary information embodied in the Work Product or acquired while performing the Services or having access to Work Product; (iv) all Work Product, and the intended uses thereof, shall be free of any third party claims with respect to intellectual property or other proprietary rights and shall be free of any third party liens, encumbrances, security interests, or any similar restrictions; (v) unless provided by YETI, Consultant will provide all necessary personnel, facilities, and materials to facilitate efficient and effective completion of the Services; (vi) Consultant will exert Consultant’s best efforts to use a repeatable and proven process to design, develop, test, deliver, and document the Work Product, or any part thereof; and (vii) Consultant has full power and authority to enter into this Agreement, to carry out its obligations under this Agreement and to grant the rights granted to YETI hereunder.

(c)          Indemnity.  Consultant shall indemnify and hold YETI harmless from and against any claims, damages, or liabilities resulting from Consultant’s breach of the foregoing warranties.

5.              CONFLICTING OBLIGATIONS

Consultant certifies that Consultant has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude Consultant from complying with the provisions hereof, and further certifies that Consultant will not enter into any such conflicting agreement during the term of this Agreement.

6.              REPORTS

Consultant agrees that he will from time to time during the term of this Agreement or any extension thereof keep YETI advised as to Consultant’s progress in performing the Services hereunder and that Consultant will, as requested by YETI, prepare written reports with respect thereto.  It is understood that the time required in the preparation of such written reports shall be considered time devoted to the performance of Consultant’s Services.

7.              TERM AND TERMINATION

(a)         Term.  This Agreement will commence on the Commencement Date and will continue until the earlier of (i) the termination date set forth on Exhibit A or (ii) termination as provided below.

(b)         Termination. YETI may terminate this Agreement upon five days written notice to Consultant.  In addition, YETI may terminate this Agreement immediately and without prior notice if Consultant (i) refuses to perform the Services or (ii) is in breach of any material provision of this Agreement.

(c)          Survival.  Upon termination of this Agreement pursuant to Section 7(a) or (b), all rights and duties of the parties toward each other shall cease except:

(i)             that YETI shall be obliged to pay, within thirty (30) days of the effective date of termination, all amounts owing to Consultant for Services completed and accepted by YETI prior to the termination date and related expenses, if any, in accordance with the provisions of Section 1; and

(ii)          Sections 2 (Confidentiality), 3 (Ownership), 4 (Warranties), 5 (Conflicting Obligations), 9 (Independent Contractor), and 11-15 (Governing Law; Entire Agreement; Attorney’s Fees; Severability; Notices) shall survive termination of this Agreement.

8.              ASSIGNMENT

Neither this Agreement nor any right hereunder or interest herein may be assigned or transferred, nor may any obligation be subcontracted, by Consultant without the express written consent of YETI.  YETI may assign this Agreement in its discretion.  Any attempted assignment in violation of this Section 8 shall be void.

9.              INDEPENDENT CONTRACTOR

(a)         Nature of Relationship.  It is the express intention of the parties that Consultant is an independent contractor during the term of this Agreement.  Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of YETI, but Consultant shall perform the Services hereunder as an independent contractor.  Consultant agrees to furnish (or reimburse YETI for) all tools and materials necessary to accomplish this contract, and shall incur all expenses associated with performance, except as expressly provided on Exhibit A of this Agreement.  Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement, and Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes thereon.

(b)         Independent Contractor Indemnification.  Consultant agrees to indemnify and hold harmless YETI and its members, managers, directors, officers, employees and affiliates from and against all taxes, losses, damages, liabilities, costs and expenses, including attorneys’ fees and other legal expenses, arising directly or indirectly from or in connection with: (i) any negligent, reckless or intentionally wrongful act of Consultant or Consultant’s assistants, employees or agents; (ii) a determination by a court or agency that the Consultant is not an independent contractor; (iii) any breach by the Consultant or Consultant’s assistants, employees or agents of any of the covenants contained in this Agreement; (iv) any failure of Consultant to perform the Services in accordance with all applicable laws, rules and regulations; or (v) any violation or claimed violation of a third party’s rights resulting in whole or in part from YETI’s use of the work product of Consultant under this Agreement.

10.       BENEFITS

Consultant acknowledges and agrees and it is the intent of the parties hereto that neither Consultant nor any employees or contractors of Consultant receive any YETI-sponsored benefits from YETI by virtue of this Agreement.  Such benefits include, but are not limited to, paid vacation, sick leave, medical insurance, and 401(k) participation.  If Consultant is reclassified by a state or federal agency or court as an employee, Consultant will become a reclassified employee and will receive no benefits except those mandated by state or federal law, even if by the terms of YETI’s benefit plans in effect at the time of such reclassification Consultant would otherwise be eligible for such benefits.

11.       GOVERNING LAW

This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of Texas.

12.       ENTIRE AGREEMENT

This Agreement is the entire agreement of the parties and supersedes any prior agreements between them, whether written or oral, with respect to the provision of consulting services.  For purposes of clarity, this Agreement does not supersede the Confidential Transition and Release Agreement nor any agreement executed by Consultant during his employment with YETI.  No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by Consultant and a duly authorized representative of YETI.

13.       ATTORNEY’S FEES

In any court action at law or equity which is brought by one of the parties to enforce or interpret the provisions of this Agreement, the prevailing party will be entitled to reasonable attorney’s fees, in addition to any other relief to which that party may be entitled.

14.       SEVERABILITY

The invalidity or unenforceability of any provision of this Agreement, or any terms thereof, shall not affect the validity of this Agreement as a whole, which shall at all times remain in full force and effect.

15.       NOTICES

Any notice shall be addressed to the party being notified at the address set forth in this Agreement or such other address as either party may notify the other of and shall be deemed given upon delivery if personally delivered or transmitted via facsimile or reliable overnight carrier (with tracking capability), or forty-eight (48) hours after being deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Consultant:

YETI COOLERS, LLC		RICHARD J. SHIELDS

By:	/s/ Bryan C. Barksdale	Signature:	/s/ Richard J. Shields
Print Name:	Bryan C. Barksdale		Richard J. Shields
Title:	General Counsel
Date:	June 1, 2018	Date:	June 1, 2018
Address:	7601 Southwest Pkwy	Address:
Austin, TX 78735

EXHIBIT A

SERVICES AND COMPENSATION

1.                                      Contact.  Consultant’s principal YETI contact shall be YETI’s Chief Executve Officer or such other person as YETI may designate from time to time.

2.                                      Access to YETI Assets.  During the term of this Agreement, YETI shall permit Consultant to use the YETI-owned laptop computer previously assigned to Consultant (including his archived email) in the event that any information stored therein is required to perform the Services.  Consultant shall return the computer to YETI upon conclusion of the term.

3.                                      Services. Consultant will provide financial and operational advice and services as may be requested from time to time (the “Services”).

4.                                      Compensation; Required Minimum Time.  Consultant agrees to perform up to 10 hours of Services per month as requested YETI, and YETI shall pay Consultant a retainer of $2000 per month for such Services.  In the event that YETI shall request and the Consultant shall perform Services in excess of 10 hours in a given month, YETI shall pay Consultant an hourly rate of $400 for such additional Services.  Consultant shall invoice YETI no less frequently than monthly and YETI agrees to pay such invoices shall be due any payable upon receipt.

5.                                      Term.  Consultant will render the Services from the Commencement Date through December 31, 2018.